UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 7, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers and Appointment of Certain Officers

IBM has announced that Mark Loughridge, Senior Vice President and Chief Financial Officer, Finance and Enterprise Transformation will retire from the company effective December 31, 2013.  Mr. Loughridge joined the company in 1977 and will turn age 60 next month.  In addition, Martin Schroeter will become Senior Vice President and Chief Financial Officer, Finance and Enterprise Transformation effective January 1, 2014.  Mr. Schroeter, 49, is currently General Manager, IBM Global Financing and previously served as IBM’s Treasurer.  He joined the company in 1992.  No compensation decisions have been made in connection with these events and additional information will be disclosed when those decisions are made.  Attachment I contains information about this announcement that has been posted on IBM’s Investor Relations website (www.ibm.com/investor/).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 7, 2013

	By:	/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President,
Assistant General Counsel and
Secretary

Attachment I

IBM CFO MARK LOUGHRIDGE TO RETIRE AT YEAR-END 2013;
MARTIN SCHROETER BECOMES IBM CFO

November 7, 2013

Today IBM announced that Mark Loughridge, Senior Vice President and Chief Financial Officer, Finance and Enterprise Transformation, will retire at the end of 2013.

Loughridge joined IBM in 1977 as a development engineer, and has held various management positions in finance, strategic planning, and engineering.  Loughridge, who will be 60 when he retires, was named IBM’s CFO in 2004, and has the longest tenure of any IBM CFO in its 102-year history.

Martin J. Schroeter, age 49, will succeed Loughridge, effective January 1, 2014.  Schroeter is currently General Manager, IBM Global Financing, and served as IBM Treasurer from 2007 to 2011. He previously held a number of business and financial leadership positions including several roles in Asia Pacific.

“Mark has been an outstanding steward of IBM’s financial strategy, supporting our shift to higher value.  He helped investors understand IBM and appreciate how our continuous transformation is reflected in profit, earnings and cash performance through a range of economic conditions,” said Ginni Rometty, IBM Chairman, President and Chief Executive Officer.  “Martin is a proven business and financial leader who will help continue our shift into new opportunities.”

During Loughridge’s tenure, IBM introduced the first long-term EPS roadmap in 2007.  In addition to establishing a clear multi-year objective, the roadmap helps investors to better understand IBM’s shift to higher value, along with how IBM invests for growth, allocates capital, and returns value to its shareholders.

“In my 10 years as CFO, I have been privileged to work with an extraordinary IBM team.  Working together, we have delivered operational performance and shareholder value for the long term,” said Loughridge.  “Martin and I have worked closely over the last 20 years, and the IBM finance organization and investors will benefit from Martin’s operational experience and financial acumen.”

“I look forward to working with Ginni, senior management, and IBM teams around the world to deliver our 2015 roadmap and its objectives, as we continue our shift into new areas, and strengthen IBM’s business model for the long term,” said Schroeter.  “I want to thank Mark for his leadership and guidance.”